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                                                                Exhibit 23.1


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          ---------------------------------------------------------

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-138249 and 333-119636) of Aehr Test Systems of our report dated August 27, 2007 relating to the consolidated financial statements as of May 31, 2006 and 2005 and for each of the two years in the period ended May 31, 2007, which appears in this Form 10-K.


/s/ Burr, Pilger & Mayer LLP

San Jose, California
August 28, 2007